Exhibit 99.1

GATEWAY ANNOUNCES PLANS TO ACQUIRE PACKARD BELL B.V.
     Irvine, Calif., Oct. 8, 2007 — Gateway, Inc. (NYSE: GTW) today announced that it has delivered a binding offer to acquire all of the shares of PB Holding Company S.à.r.l. from Lap Shun (John) Hui and Clifford Holdings Limited, an entity controlled by Hui. Hui currently owns a 75 percent interest in PB Holding, the parent company for Packard Bell B.V., a leading European PC vendor based in Paris.
     Under the terms of the binding offer delivered by Gateway to Hui and Clifford dated October 4, 2007, the parties have agreed to work together in consultation with the Works Councils in France and the Netherlands and to secure antitrust and other regulatory approvals required for the signing and closing of the transaction. Hui and Clifford have also agreed to exclusivity arrangements and to exercise certain drag-along rights relating to the remaining outstanding shares of PB Holding.
     Acer Inc. has agreed to fund Gateway’s acquisition of PB Holding and Packard Bell in connection with the planned merger between Acer and Gateway announced on August 27, 2007.
     Gateway had previously announced that it would exercise its right of first refusal to acquire Hui’s indirect interest in Packard Bell. Gateway acquired the right of first refusal as part of a June 2006 agreement with Hui that waived certain non-compete arrangements in connection with his purchase of Packard Bell. Hui sold the privately-held eMachines, Inc. to Gateway in March 2004.
     This transaction is subject to regulatory approvals and is anticipated to close sometime in the fourth quarter of 2007 or the first quarter of 2008.

About Gateway
     Since its founding in 1985, Irvine, Calif.-based Gateway (NYSE: GTW) has been a technology pioneer, offering award-winning PCs and related products to customers worldwide. Gateway is the fourth largest PC company in the U.S. and among the top ten worldwide. The company’s value-based eMachines brand is sold exclusively by leading retailers, while the premium Gateway line is available at major retailers, over the web and phone, and through its direct and indirect sales force. See www.gateway.com for more information.
Special note
     This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause Gateway’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be forward-looking statements, including any projections or preliminary estimates of earnings, revenues, or other financial items; any statements of plans, strategies and objectives of management for future operations; the extent of seasonal changes in demand; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks that contribute to the uncertain nature of these statements include, among others, risks related to shifting our distribution model to third-party retail; competitive factors and pricing pressures, including the impact of aggressive pricing cuts by larger competitors; general conditions in the personal computing industry, including changes in overall demand and average selling prices, shifts from desktops to mobile computing products and information appliances and the impact of new microprocessors and operating software; the ability to simplify the company’s business, change its distribution model and restructure its operations and cost structure; component supply shortages; short product cycles; the ability to access new technology; infrastructure requirements; risks of international business; foreign currency fluctuations; risks relating to new or acquired businesses, joint ventures and strategic alliances; risks related to financing customer orders; changes in accounting rules; the impact of litigation and government regulation generally; inventory risks due to shifts in market demand; the impact of employee reductions and management changes and additions; and general economic conditions, and other risks described from time to time in Gateway’s Securities and Exchange Commission periodic reports and filings. Gateway assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.